                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                       -----------------------------------



         Date of Report (Date of earliest event reported): May 21, 1999


                                 NCO GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

            Pennsylvania                                 0-21639                                 23-2858652
------------------------------------        ---------------------------------         ---------------------------------
    (State or other jurisdiction                    (Commission File                          (I.R.S. Employer
                 of                                      Number)                           Identification Number)
          incorporation or
           organization)

                             515 Pennsylvania Avenue
                       Fort Washington, Pennsylvania 19034
                       -----------------------------------
          (Address of principal executive offices, including zip code)


  Registrant's telephone number, including area code:        (215) 793-9300
                                                            ----------------

Item 2.           Acquisition or Disposition of Assets.

Amendment to Form 8-K
---------------------

         On June 4, 1999, NCO Group, Inc. ("NCO") filed a Current Report on Form 8-K with the SEC to report the acquisition of Co-Source Corporation, including its wholly-owned subsidiaries, Milliken & Michaels, Inc., Metropolitan Consumer Collection Services, Inc. and International Account Systems, Inc. (collectively, "Co-Source"). NCO is amending such Current Report on Form 8-K to provide historical financial statements of Co-Source and pro forma combined financial information of NCO.

Item 5.           Other Events.

Employment Matters
------------------

         Thomas V. Cefalu, III, Co-Source's former President and Chief Executive Officer, resigned on June 11, 1999. NCO appointed Louis A. Molettiere, formerly the Vice President of Marketing for Co-Source, as its Divisional Chief Executive Officer for Commercial Services.


Item 7.           Financial Statements and Exhibits.

                  The following exhibits are being filed as part of this report:

                  (a)      Financial Statements of Businesses Acquired.

                           Report of Independent Auditors.....................................................F-1
                           Consolidated Balance Sheet as of December 31, 1998.................................F-2
                           Consolidated Statement of Income for the year ended
                              December 31, 1998...............................................................F-3
                           Consolidated Statement of Changes in Shareholders' Equity
                              for the year ended December 31, 1998............................................F-4
                           Consolidated Statement of Cash Flows for the year ended
                               December 31, 1998..............................................................F-5
                           Notes to Consolidated Financial Statements.........................................F-6
                           Consolidated Balance Sheet as of March 31, 1999 (unaudited).......................F-17
                           Consolidated Statements of Income for the three months
                               ended March 31, 1999 and 1998 (unaudited).....................................F-18
                           Consolidated Statements of Cash Flows for three months
                               ended March 31, 1999 and 1998 (unaudited).....................................F-19
                           Notes to Consolidated Financial Statements (unaudited)............................F-20

                  (b)      Pro Forma Financial Information.

                           Pro forma financial information of NCO giving effect to the acquisition of Co-Source..........................................................F-22

                  (c)      Exhibits

         Number                     Title
         ------                     -----

         2.1                        Stock Purchase Agreement among Co-Source Corporation, its
                                    Shareholders and Optionholders, H.I.G. - DCI Investments, L.P. and
                                    NCO (previously filed). NCO will furnish to the Securities and
                                    Exchange Commission a copy of any omitted schedule upon request

         4.1                        Form of Warrant to purchase NCO common stock (previously filed).

         10.1 Fourth Amended and Restated Credit Agreement dated as of May 20, 1999 by and among NCO, its U.S. Subsidiaries, the Financial
                                    Institutions listed therein as Lenders and Mellon Bank, N.A. as administrative agent
                                    (previously filed). NCO will furnish to the Securities and Exchange Commission a copy of any omitted schedule upon request.

         23.1                       Consent of Ernst & Young LLP.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NCO GROUP, INC.

                           By: /s/ Paul E. Weitzel, Jr.
                               ------------------------------------------------
                               Paul E. Weitzel, Jr., Executive Vice President, Corporate Development



Date:   August 4, 1999

                          Report of Independent Auditors


The Board of Directors and Shareholders
Co-Source Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheet of Co-Source Corporation and Subsidiaries as of December 31, 1998, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Co-Source Corporation and Subsidiaries at December 31, 1998, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                  /s/  ERNST & YOUNG LLP

New Orleans, Louisiana
April 2, 1999, except for Note 12, as
to which the date is May 21, 1999

                     Co-Source Corporation and Subsidiaries

                           Consolidated Balance Sheet

                                December 31, 1998

Assets

Current assets:
   Cash and cash equivalents                                                                   $ 3,310,137
   Accounts receivable, less allowance for doubtful receivables of $270,284                      2,799,110
   Prepaid expenses                                                                                125,559
   Deferred income taxes                                                                           289,994
                                                                                               -----------
Total current assets                                                                             6,524,800

Funds held in trust for clients

Property and equipment, net                                                                      2,617,878
Goodwill, less accumulated amortization of $1,578,607                                           42,597,737
Deferred financing costs, less accumulated amortization of $219,712                                947,575
Other assets                                                                                        23,354
                                                                                               -----------

Total assets                                                                                   $52,711,344
                                                                                               ===========

Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued liabilities                                                    $ 2,359,162
   Accrued salaries                                                                              2,158,395
   Current maturities of long-term debt                                                          2,048,410
                                                                                               -----------
Total current liabilities                                                                        6,565,967

Funds held in trust for clients

Long-term debt, less current maturities                                                         32,481,715
Deferred income taxes                                                                            1,157,147
Accrued consulting fees                                                                          1,925,000

Commitments and contingencies

Shareholders' equity:
   Class A Common Stock, $.01 par value; 150,000 shares authorized; 77,273
     shares issued and outstanding                                                                     773
   Class B Convertible Common Stock, $.01 par value; 14,000 shares authorized; 13,636 shares
     issued and outstanding                                                                            136
   Class C Common Stock, $.01 par value; 10,000 shares authorized; 9,091 shares issued and
     outstanding                                                                                        91
   Class D Common Stock, $.01 par value; 25,000 shares authorized; none issued                          --
                                                                                               -----------
                                                                                                     1,000
   Paid-in capital                                                                               5,499,000
   Retained earnings                                                                             5,081,515
                                                                                               -----------
Total shareholders' equity                                                                      10,581,515
                                                                                               -----------

Total liabilities and shareholders' equity                                                     $52,711,344
                                                                                               ===========

See accompanying notes.

                     Co-Source Corporation and Subsidiaries

                        Consolidated Statement of Income

                      For the year ended December 31, 1998


           Revenues                                 $ 57,559,286

           Cost of operations:
              Direct operating                        33,929,699
              Selling, general and administrative     12,702,913
              Consulting and management fees           1,600,000
              Depreciation and amortization            1,472,357
                                                    ------------
                                                      49,704,969
                                                    ------------
           Income from operations                      7,854,317

           Other income (expense):
              Interest expense                        (2,967,564)
              Interest income                            476,405
                                                    ------------
           Income before income taxes                  5,363,158

           Income taxes                                2,194,657
                                                    ------------


           Net income                               $  3,168,501
                                                    ============




See accompanying notes.

                     Co-Source Corporation and Subsidiaries

            Consolidated Statement of Changes in Shareholders' Equity

                      For the year ended December 31, 1998

                                                                Common         Paid-In      Retained
                                                                Stock          Capital      Earnings     Total
                                                              --------       ----------   -----------   ---------


Balances at January 1, 1998                                     $1,000       $5,499,000    $1,913,014   $ 7,413,014


Net income                                                        --               --       3,168,501     3,168,501
                                                               ------        ----------    ----------   -----------


Balances at December 31, 1998                                   $1,000       $5,499,000    $5,081,515   $10,581,515
                                                                ======       ==========    ==========   ===========



See accompanying notes.

                     Co-Source Corporation and Subsidiaries

                      Consolidated Statement of Cash Flows

                      For the year ended December 31, 1998

Operating activities
Net income                                                                               $  3,168,501
Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization                                                            1,472,357
   Deferred income taxes                                                                      831,251
   Accrued consulting fees                                                                  1,100,000
   Changes in operating assets and liabilities:
     Accounts receivable, net                                                                (265,055)
     Prepaid expenses and other assets                                                        (59,701)
     Accounts payable and accrued liabilities                                                   3,189
     Accrued salaries                                                                        (573,161)
                                                                                         ------------
Net cash provided by operating activities                                                   5,677,381
                                                                                         ------------

Investing activities
Purchases of property and equipment                                                          (787,995)
Acquisitions of capital stock of collection business, net of cash acquired of $111,878
                                                                                          (10,795,399)
                                                                                         ------------
Net cash used in investing activities                                                     (11,583,394)
                                                                                         ------------

Financing activities
Proceeds from issuance of long-term debt                                                   38,500,000
Principal payments on long-term debt                                                      (32,601,256)
Deferred financing costs                                                                     (328,660)
                                                                                         ------------
Net cash provided by financing activities                                                   5,570,084
                                                                                         ------------

Net decrease in cash and cash equivalents                                                    (335,929)

Cash and cash equivalents, beginning of year                                                3,646,066
                                                                                         ------------

Cash and cash equivalents, end of year                                                   $  3,310,137
                                                                                         ============

Supplemental disclosures of cash flow information: Cash paid during the year for:
     Interest                                                                            $  2,853,861
                                                                                         ============
     Income taxes                                                                        $  1,492,680
                                                                                         ============

Supplemental disclosures of noncash investing and financing activities:
   Acquisitions of business:
     Fair value of assets acquired                                                       $ 11,892,449
     Less fair value of liabilities assumed                                                 1,097,050
                                                                                         ------------
                                                                                         $ 10,795,399
                                                                                         ============

See accompanying notes.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


1. Formation and Organization of Business

On April 15, 1997 (commencement of operations), H.I.G. P-XI Holding, Inc. purchased substantially all of the net assets of Milliken & Michaels, Inc. and certain affiliated companies. On July 24, 1998, H.I.G. P-XI Holding, Inc. changed its name to Co-Source Corporation. Co-Source Corporation had no operations prior to this acquisition. The transaction was recorded using the purchase method of accounting for business combinations. The purchase price, including all acquisition costs, was allocated to the acquired assets and liabilities at April 15, 1997 to reflect their estimated fair values at the date of acquisition. The cost of the acquisition exceeded the fair value of identifiable net assets by approximately $33.6 million and has been recorded as goodwill.

On August 5, 1998, Co-Source Corporation purchased all of the capital stock of International Account Systems, Inc. for approximately $11.3 million. The transaction was recorded using the purchase method of accounting for business combinations. The purchase price, including all acquisition costs, was allocated to the acquired assets and liabilities at August 5, 1998 to reflect their estimated fair values at the date of acquisition. The cost of the acquisition exceeded the fair value of identifiable net assets by approximately $10.6 million and has been recorded as goodwill.

The following summarizes unaudited pro forma results of operations for the year ended December 31, 1998, assuming the acquisition of International Account Systems, Inc. had occurred as of January 1, 1998. The pro forma information is provided for informational purposes only. It is based on historical information, and does not necessarily reflect the actual results that would have occurred, nor is it indicative of future results of operations of the consolidated entities:
                                 (Unaudited)

         Revenue                                             $61,123,000
                                                             ===========

         Net income                                          $ 2,920,000
                                                             ===========

These consolidated financial statements include the accounts of Co-Source Corporation and its wholly owned subsidiaries (collectively referred to as the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Description of Business

The Company's primary business is to provide accounts receivable collection services and other related services. The Company's primary markets are in the United States and Canada. The Company operates in a state-regulated environment and is subject to periodic review and renewal procedures by the licensing boards of the various states in which the Company operates.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements



2. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts which at times may exceed federally insured limits. The Company has not experienced nor does it anticipate any losses on such accounts.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Leasehold improvements are amortized over the lease term. Depreciation on all other property and equipment is provided using the straight-line method over seven years, the assets' estimated useful lives.

Revenue Recognition

Collection fee income is recognized when debtor accounts placed with the Company are collected by the Company or its clients. Fees received for legal management services are recognized when they become nonrefundable under the terms of the Company's agreements with its clients. Credit losses have been within management's expectations.

Stock Options

The Company accounts for stock options under Accounting Principles Board Opinion No. 25 (APB 25) for expense recognition purposes. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements



2. Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred income taxes are determined by the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Goodwill

Goodwill, representing cost in excess of fair value of identifiable net assets acquired, is being amortized on the straight-line method over 40 years. The carrying value of goodwill is reviewed for impairment whenever events or changes in circumstances indicate that it might not be recoverable under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of.

Deferred Financing Costs

Debt issuance costs are deferred and amortized over the term of the related credit facility.

3. Property and Equipment

                                                        December 31
                                                           1998
                                                        -----------

Computer equipment                                      $1,355,121
Telephone equipment                                        809,864
Furniture and fixtures                                     583,181
Leasehold improvements                                     397,101
Vehicles                                                    51,604
                                                        ----------
                                                         3,196,871
Less accumulated depreciation and amortization             578,993
                                                        ----------

                                                        $2,617,878
                                                        ==========

Depreciation expense was $393,012 in 1998.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


4. Fair Value of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents. The carrying amounts approximate fair value because of the short maturity of these instruments.

Long-term debt. The fair value of the Company's long-term debt is estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements. Long-term debt carrying amounts approximate fair value at December 31, 1998.

5. Long-Term Debt

                                                                                             December 31
                                                                                                1998
                                                                                             -----------

Notes payable to lenders (Term Loan A), interest rates ranging from 7.78% to
   8.5% at December 31, 1998, payable in varying quarterly installments beginning November 1, 1998 with a final payment of remaining principal due
   August 1, 2003, collateralized by substantially all assets of the Company                 $15,000,000

Notes payable to lenders (Term Loan B), interest rate of 9% at December 31,
   1998, payable in varying quarterly installments beginning November 1, 2003 with a final payment of remaining principal due August 1, 2005,
   collateralized by substantially all assets of the Company                                  19,500,000

Notes payable to banks, interest rates ranging from 7.5% to 9% at December 31,
   1998, payable in varying monthly installments and maturing in 1999, 2000,
   and 2001. Notes are collateralized by vehicles                                                 30,125
                                                                                             -----------
                                                                                              34,530,125
Less current maturities                                                                        2,048,410
                                                                                             -----------
                                                                                             $32,481,715
                                                                                             ===========

On April 15, 1997, the Company entered into a credit agreement with a lender under which the Company was provided credit facilities totaling $31,500,000. The credit agreement consisted of three term loans totaling $29,500,000 and a revolving line of credit for $2,000,000. The proceeds of the loans were used to finance the purchase of Milliken & Michaels, Inc. and certain affiliated companies.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


5. Long-Term Debt (continued)

On August 5, 1998, the Company's aforementioned credit agreement was amended and restated under which the Company was provided credit facilities totaling $41,500,000. The amended and restated credit agreement consisted of two term loans totaling $38,500,000 and a revolving line of credit for $3,000,000. The increase in the amount outstanding under the amended credit agreement allowed the Company to finance the acquisition of all of the capital stock of International Account Systems, Inc. The credit agreement provides for interest at an annual rate equal to LIBOR or the prime rate, plus an applicable margin. Beginning in 1999, the credit agreement also requires that a portion of the Company's excess cash flow be applied to reduce the outstanding balances on the term loans.

The revolving line of credit consists of a maximum borrowing capacity of $3,000,000, all of which is currently available. The interest rate on the line of credit is based upon LIBOR or the prime rate, plus an applicable margin (7.78% to 9% as of December 31, 1998). An annual commitment fee of 0.5% of the unused loan commitment is payable under the revolving line of credit. Commitment fees totaled $12,208 for the year ended December 31, 1998. As of December 31, 1998, there were no amounts outstanding on this line.

The credit agreement requires the Company to meet certain financial ratios and places restrictions on certain activities, such as the payment of dividends and capital expenditures. The Company was in compliance with the terms of the credit agreement at December 31, 1998.

The scheduled principal payments on the long-term debt for each of the next five years and thereafter are as follows:

      1999                                      $ 2,048,410
      2000                                        3,251,054
      2001                                        3,244,174
      2002                                        3,445,946
      2003                                        5,478,041
      Thereafter                                 17,062,500
                                                -----------

                                                $34,530,125
                                                ===========

6. Funds Held in Trust for Clients

Funds associated with the collection of debtor accounts and client advances for legal services are held on behalf of clients. In accordance with certain state regulations, these funds are maintained in trust accounts until disbursed to clients. Funds held in trust for clients of $7,249,541 at December 31, 1998 have been shown net of their offsetting liability for financial statement presentation.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


7. Capital Structure

Holders of all classes of Common Stock are entitled to one vote per share and vote as a single class. Distributions must first be paid ratably to each shareholder equal to the aggregate unreturned original cost of outstanding shares. In certain situations, each share of Class B Common Stock shall be automatically converted into shares of Class D Common Stock. The conversion rate is dependent upon the achievement of certain operating results.

At December 31, 1998, the Company had a total of 11,800 stock appreciation rights outstanding which were granted in 1997. The stock appreciation rights will vest or become exercisable upon the occurrence of either a sale of the Company or a qualified public offering. Upon exercise, each right allows the holder to receive the excess of the value of one share of common stock as of the date of exercise over the value of one share of common stock at the grant date, payable in cash at the discretion of the Company.

In February 1998, the Company adopted the 1998 Stock Option Plan, which authorized 5,000 shares of incentive stock options. The stock options grant each holder the option to purchase shares of the Company's common stock at the value of such shares as of the grant date. The options vest fully and become exercisable seven years from the grant date; however, the vesting may be accelerated upon the sale of the Company and upon achievement of various target levels of profitability. During 1998, the Company granted 2,575 stock options for Class D Common Stock at an exercise price of $55 per share, of which none were exercised or forfeited.

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock-based compensation arrangements. The alternative fair value accounting provided for under Statement of Financial Accounting Standards No 123, Accounting for Stock-Based Compensation (SFAS No. 123), required use of option valuation models that were not developed for use in valuing employee stock options. The effect of applying SFAS No. 123 to the Company's stock-based awards does not result in net loss that is materially different from amounts reported.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


8. Income Taxes

Significant components of the Company's deferred tax liabilities and assets as of December 31, 1998 were as follows:

         Deferred tax liabilities:
            Goodwill                            $1,703,604
            Deferred financing costs               249,007
            Prepaid expenses                        48,968
            Property and equipment                   4,136
                                                ----------
         Total deferred tax liabilities          2,005,715

         Deferred tax assets:
            Accounts receivable                    105,411
            Accounts payable                       163,614
            Accrued salaries                        68,706
            Accrued consulting fees                750,750
            Organizational and start-up costs       50,081
                                                ----------
         Total deferred tax assets               1,138,562
                                                ==========

         Net deferred tax liabilities           $  867,153
                                                ==========

Significant components of income taxes for the year ended December 31, 1998 were as follows:

         Current:
            Federal                             $1,080,522
            State                                  282,884
                                                ----------
                                                 1,363,406
                                                ----------
         Deferred:
            Federal                                724,680
            State                                  106,571
                                                ----------
                                                   831,251
                                                ----------

         Total                                  $2,194,657
                                                ==========

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


8. Income Taxes (continued)

A reconciliation of the U. S. statutory income tax rate to the effective tax rate is as follows:

        U. S. statutory income tax rate                          34.0%
        State taxes, net of federal                               4.9
        Nondeductible goodwill and other expenses                 2.3
        Other                                                     (.3)
                                                                -----
Effective tax rate                                               40.9%
                                                                =====

9. Commitments and Contingencies

Operating Leases

The Company leases office facilities under various operating leases. Certain leases have varying escalating clauses based on fixed dollar increases or on the consumer price index.

Future minimum obligations under operating leases having initial or remaining noncancelable terms in excess of one year are as follows:

        1999                                              $ 2,384,867
        2000                                                2,468,048
        2001                                                1,921,122
        2002                                                1,105,968
        2003                                                  948,473
        Thereafter                                          4,213,062
                                                          ===========

                                                          $13,041,540
                                                          ===========

Rental expense for operating leases totaled $2,057,478 for the year ended December 31, 1998. Lease payments to related parties totaled $353,229 during 1998.

Management Agreement

The Company has a management agreement with its majority shareholder which provides for a $500,000 annual management fee for financial and strategic advisory services. Management fees totaled approximately $500,000 for the year ended December 31, 1998.

                      Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


9. Commitments and Contingencies (continued)

Litigation

In the ordinary course of business, the Company becomes involved in various lawsuits and claims. Management, after consultation with legal counsel, does not expect that any liability which may arise out of any asserted or unasserted claims would have a material effect on the Company's financial position, results of operations or cash flows.

Consulting and Noncompete Agreement

The Company has a consulting and noncompete agreement with the previous owner of Milliken & Michaels, Inc. and certain affiliated companies. This agreement provides for payments totaling $5,500,000, payable on the fifth anniversary of the closing (April 15, 2002). Contractual payments under this agreement can be used as security for and to satisfy payments for certain potential losses and contingencies which may arise throughout the term of this agreement. The Company is accruing the cost of the agreement on a straight-line basis over its term. The Company accrued $1,100,000 for the year ended December 31, 1998 related to this agreement.

10. Defined Contribution Plan

Two of the Company's subsidiaries have separate employee benefit plans under
Section 401(k) of the Internal Revenue Code for the benefit of employees meeting certain eligibility requirements. Milliken & Michaels, Inc. has a plan under which employees may contribute up to 12% of their eligible compensation to the plan on a pretax basis, and the Company provides a matching contribution of 50% of each participating employee's contribution up to a maximum of 8% of the participant's compensation. International Account Systems, Inc. has a plan under which employees may contribute up to 4% of their eligible compensation to the plan on a pretax basis, and the Company provides a matching contribution of 100% of each participating employee's contribution. The Company's expense related to the plans was approximately $319,000 for the year ended December 31, 1998.

11. Impact of Year 2000 (Unaudited)

The Problem. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, or engage in similar normal business activities.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


11. Impact of Year 2000 (Unaudited) (continued)

The Company's State of Readiness. The Company has developed and is in the process of implementing a plan to modify its information technology to be ready for the Year 2000. The Company's third-party hardware and software data processing systems are Year 2000 compliant or are being upgraded or replaced in the normal course of business. The Company expects the project to be complete by mid-to-late 1999.

Costs. Because the Company's information technology systems have been regularly upgraded and replaced as part of the Company's ongoing efforts to maintain high-grade technology, the Company's Year 2000 compliance costs are expected to be relatively low and are being funded with cash flows from operations. Management does not believe that significant additional costs will be required for Year 2000 compliance.

Risks. The Company believes that it has taken reasonable steps to assess its internal systems and prepare them for Year 2000 issues. However, if those steps prove inadequate, the Company's daily business process could be interrupted or delayed, which could have a material adverse effect on the Company's operations. The Company has been monitoring the progress of its major customers and suppliers on Year 2000 issues, and is surveying those major suppliers who have not yet provided adequate disclosure to the Company on their Year 2000 compliance efforts. The Company will complete its assessment of such suppliers' Year 2000 compliance by mid-1999 to enable it to take actions deemed necessary to avoid any significant disruption in its business. However, the Company must largely rely upon representations of such third parties in making its assessment. Accordingly, it is possible that the operations of the Company could be adversely affected to a material extent by noncompliance of significant suppliers or customers.

Contingency Plan. The Company has a contingency plan for dealing with the possibility that its current systems or those of its major suppliers may prove inadequate. The plan consists of the allocation of additional personnel and outside contractors to correct any unforeseen deficiencies in the Company's proprietary software, and the use of alternative suppliers or products for non-proprietary company systems or noncompliant suppliers.

                     Co-Source Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements


12. Subsequent Event

On May 21, 1999, Co-Source Funding, Inc., a Delaware corporation, a wholly owned subsidiary of NCO Group, Inc., purchased all of the outstanding capital stock of Co-Source Corporation, including its wholly owned subsidiaries, Milliken & Michaels, Inc., Metropolitan Consumer Collection Services, Inc. and International Account Systems, Inc., for approximately $122.7 million in cash and warrants to purchase an aggregate of 250,000 shares of NCO Group Inc.'s common stock. In connection with the acquisition, the Company paid $4,697,083, canceling all amounts due under the consulting and noncompete agreement with a previous owner. These financial statements do not reflect the effects of the sale of the Company as of and for the year ended December 31, 1998.

                     Co-Source Corporation and Subsidiaries

                           Consolidated Balance Sheet
                                   (Unaudited)


Assets                                                                                             March 31, 1999
                                                                                              ---------------------

Current assets:
   Cash and cash equivalents                                                                        $ 3,974,322
   Accounts receivables, less allowance for doubtful
      receivables of $250,284                                                                         3,324,751
   Prepaid expenses                                                                                     213,868
   Deferred income taxes                                                                                230,633
                                                                                                    -----------
Total current assets                                                                                  7,743,574

Funds held in trust for clients

Property and equipment, net                                                                           2,557,532
Goodwill, less accumulated amortization of  $1,854,709                                               42,321,635
Deferred financing costs, less accumulated amortization of $255,695                                     911,592
Other assets                                                                                             57,180
                                                                                                    -----------
Total assets                                                                                        $53,591,513
                                                                                                    ===========

Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued liabilities                                                         $ 2,440,946
   Accrued salaries                                                                                   1,990,569
   Current maturities of long-term debt                                                               2,446,444
                                                                                                    -----------
Total current liabilities                                                                             6,877,959

Funds held in trust for clients

Long-term debt, less current maturities                                                              31,663,801
Deferred income taxes                                                                                 1,224,718
Accrued consulting fees                                                                               2,200,000

Commitments and contingencies

Shareholders' equity:
   Class A Common Stock, $.01 par value; 150,000 shares authorized; 77,273
     shares issued and outstanding                                                                          773
   Class B Convertible Common Stock, $.01 par value; 14,000 shares
     authorized; 13,636 shares issued and outstanding                                                       136
   Class C Common Stock, $.01 par value; 10,000 shares authorized; 9,091
     shares issued and outstanding                                                                           91
   Class D Common Stock, $.01 par value; 25,000 shares authorized; none issued
                                                                                                              -
                                                                                                    -----------
                                                                                                          1,000
   Paid-in capital                                                                                    5,499,000
   Retained earnings                                                                                  6,125,035
                                                                                                    -----------
Total shareholders' equity                                                                           11,625,035
                                                                                                    -----------

Total liabilities and shareholders' equity                                                          $53,591,513
                                                                                                    ===========

See accompanying notes.

                     Co-Source Corporation and Subsidiaries

                        Consolidated Statements of Income

                                   (Unaudited)

                                                Three months ended
                                          March 31, 1999   March 31, 1998
                                         ---------------  ----------------

Revenues                                   $15,559,092       $13,748,235

Cost of operations:
   Direct operating                          9,123,426         8,095,068
   Selling, general and administrative       3,393,077         2,921,156
   Consulting and management fees              400,000           400,000
   Depreciation and amortization               436,733           317,161
                                           -----------       -----------
                                            13,353,236        11,733,385
                                           -----------       -----------
Income from operations                       2,205,856         2,014,850

Other income (expense):
   Interest expense                           (706,079)         (676,343)
   Interest income                             103,855            98,190
   Other                                        98,152              --
                                           -----------       -----------
Income before income taxes                   1,701,784         1,436,697

Income taxes                                   658,264           567,398
                                           -----------       -----------


Net income                                 $ 1,043,520       $   869,299
                                           ===========       ===========


See accompanying notes.

                     Co-Source Corporation and Subsidiaries

                      Consolidated Statements of Cash Flows

                                   (Unaudited)


                                                                                      Three months ended
Operating activities                                                             March 31, 1999  March 31, 1998
                                                                                 --------------  --------------
Net income                                                                       $1,043,520      $  869,299
Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                                                    436,733         317,161
   Deferred income taxes                                                            126,932          84,077
   Accrued consulting fees                                                          275,000         275,000
   Changes in operating assets and liabilities:
     Accounts receivable, net                                                      (525,641)         61,807
     Prepaid expenses and other assets                                             (122,135)        (44,479)
     Accounts payable and accrued liabilities                                        81,784         677,682
     Accrued salaries                                                              (167,826)       (768,734)
                                                                                 ----------      ----------
Net cash provided by operating activities                                         1,148,367       1,471,813
                                                                                 ----------      ----------

Investing activities
Purchases of property and equipment, net                                            (64,302)        (84,238)
                                                                                 ----------      ----------
Net cash used in investing activities                                               (64,302)        (84,238)
                                                                                 ----------      ----------

Financing activities
Principal payments on long-term debt                                               (419,880)       (562,500)
Draws on revolving credit facility                                                  350,000            --
Principal payments on revolving credit facility                                    (350,000)           --
                                                                                 ----------      ----------

Net cash used in financing activities                                              (419,880)       (562,500)
                                                                                 ----------      ----------

Net increase in cash and cash equivalents                                           664,185         825,075

Cash and cash equivalents, beginning of period                                    3,310,137       3,646,066
                                                                                 ----------      ----------

Cash and cash equivalents, end of period                                         $3,974,322      $4,471,141
                                                                                 ==========      ==========

Supplemental disclosures of cash flow information: Cash paid during the period for:
     Interest                                                                    $  753,436      $  686,178
                                                                                 ==========      ==========
     Income taxes                                                                $  156,040      $    5,000
                                                                                 ==========      ==========

See accompaning notes.

                     Co-Source Corporation and Subsidiaries

              Notes to Unaudited Consolidated Financial Statements



1. Basis of Presentation

The interim unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999 or for any other interim period.

2. Long-Term Debt

The Company has an amended and restated credit agreement which provides credit facilities totaling $41,500,000. The amended and restated credit agreement consists of two term loans totaling $38,500,000 and a revolving line of credit for $3,000,000. The credit agreement provides for interest at an annual rate equal to LIBOR or the prime rate, plus an applicable margin.

The revolving line of credit consists of a maximum borrowing capacity of $3,000,000, all of which is currently available. The interest rate on the line of credit is based upon LIBOR or the prime rate, plus an applicable margin. An annual commitment fee of 0.5% of the unused loan commitment is payable under the revolving line of credit. As of March 31, 1999, there were no amounts outstanding on this line.

The credit agreement requires the Company to meet certain financial ratios and places restrictions on certain activities, such as the payment of dividends and capital expenditures. Beginning in 1999, the credit agreement also requires that a portion of the Company's excess cash flow be applied to reduce the outstanding balances on the term loans.

3. Funds Held in Trust for Clients

Funds associated with the collection of debtor accounts and client advances for legal services are held on behalf of clients. In accordance with certain state regulations, these funds are maintained in trust accounts until disbursed to clients. Funds held in trust for clients of $7,873,010 at March 31, 1999 have been shown net of their offsetting liability for financial statement presentation.

                     Co-Source Corporation and Subsidiaries

              Notes to Unaudited Consolidated Financial Statements




4. Subsequent Event

On May 21, 1999, Co-Source Funding, Inc., a Delaware corporation, a wholly owned subsidiary of NCO Group, Inc., purchased all of the outstanding capital stock of Co-Source Corporation, including its wholly owned subsidiaries, Milliken & Michaels, Inc., Metropolitan Consumer Collection Services, Inc. and International Account Systems, Inc., for approximately $122.7 million in cash and warrants to purchase an aggregate of 250,000 shares of NCO Group Inc.'s common stock. In connection with the acquisition, the Company paid $4,697,083 to a previous owner of the Company, canceling all amounts due under the consulting and noncompete agreement with this previous owner. These financial statements do not reflect the effects of the sale of the Company.

                   Pro Forma Consolidated Financial Statements
                              Basis of Presentation

     The Pro Forma Consolidated Balance Sheet as of March 31, 1999 and the Pro Forma Consolidated Statements of Income for the three months ended March 31, 1999 and the year ended December 31, 1998 are based on the historical financial statements of NCO Group, Inc. ("NCO" or the "Company"); FCA International Ltd. ("FCA"); MedSource, Inc. ("MedSource"); and Medaphis Services Corporation ("MSC") (collectively the "1998 Acquisitions"); and Co-Source Corporation ("Co-Source"). All of NCO's acquisitions listed above have been accounted for under the purchase method of accounting with the results of the acquired companies included in NCO's historical statements of income beginning on the date of acquisition.

     The Pro Forma Consolidated Balance Sheet as of March 31, 1999 has been prepared assuming the Co-Source acquisition was completed on March 31, 1999.

    The Pro Forma Consolidated Statement of Income for the three months ended March 31, 1999 has been prepared assuming the Co-Source acquisition was completed on January 1, 1999.

    The Pro Forma Consolidated Statement of Income for the year ended December 31, 1998 has been prepared assuming the FCA, MedSource, MSC and Co-Source acquisitions were completed on January 1, 1998.

    The Pro Forma Consolidated Balance Sheet and Statements of Income do not purport to represent what NCO's actual financial position or results of operations would have been had the acquisitions occurred as of such dates, or to project NCO's financial position or results of operations for any period or date, nor does it give effect to any matters other than those described in the notes thereto. In addition, the allocations of purchase price to the assets and liabilities of MSC and Co-Source are preliminary and the final allocations may differ from the amounts reflected herein. The unaudited Pro Forma Consolidated Balance Sheet and Statements of Income should be read in conjunction with NCO's consolidated financial statements and notes thereto and the historical financial statements of Co-Source which have been included elsewhere in this Current Report on Form 8-K/A.

                                 NCO GROUP, INC.
                      Pro Forma Consolidated Balance Sheet
                                 March 31, 1999
                                   (Unaudited)
                             (Amounts in thousands)

                                                             NCO            Co-Source       Acquisition
                                                          Historical        Historical     Adjustments (1)     Pro Forma
                                                          ----------        ----------     ---------------     ---------
ASSETS
Current assets:
    Cash and cash equivalents                            $  23,890         $   3,974        $  (3,974)        $  23,890
    Accounts receivable, trade, net                         61,397             3,325             --              64,722
    Purchased accounts receivable                            1,359              --               --               1,359
    Deferred taxes                                           1,107               231             --               1,338
    Other current assets                                     4,306               214             --               4,520
                                                        ----------        ----------       ----------        ----------
         Total current assets                               92,059             7,744           (3,974)           95,829

Property and equipment, net                                 29,523             2,558             --              32,081

Other assets:
    Intangibles,  net of accumulated amortization          299,020            43,233           87,615           429,868
    Other assets                                             5,172                57             --               5,229
                                                        ----------        ----------       ----------        ----------
          Total other assets                               304,192            43,290           87,615           435,097
                                                        ----------        ----------       ----------        ----------
Total assets                                             $ 425,774         $  53,592        $  83,641         $ 563,007
                                                        ==========        ==========       ==========        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
    Long-term debt, current portion                      $  10,236         $   2,446        $  (2,446)        $  10,236
    Corporate taxes payable                                  3,711              --               --               3,711
    Accounts payable                                         7,435             2,441             --               9,876
    Accrued expenses                                        12,530              --              2,700            15,230
    Accrued compensation and related expenses               12,013             1,991             --              14,004
                                                        ----------        ----------       ----------        ----------
         Total current liabilities                          45,925             6,878              254            53,057

Long-term liabilities:
    Long term debt, net of current portion                 154,368            31,664           94,536           280,568
    Deferred taxes                                           6,379             1,225              751             8,355
    Other long-term liabilities                              4,216             2,200           (2,200)            4,216

Shareholders' equity
    Common stock                                           193,384                 1               (1)          193,384
    Paid-in capital                                           --               5,499           (5,499)             --
    Unexercised warrants                                       875              --              1,925             2,800
    Stock options issued for business combination             --                --               --                --
    Foreign currency translation adjustment                 (2,106)             --               --              (2,106)
    Retained earnings                                       22,733             6,125           (6,125)           22,733
                                                        ----------        ----------       ----------        ----------
Shareholders' equity                                       214,886            11,625           (9,700)          216,811
                                                        ----------        ----------       ----------        ----------

Total liabilities and shareholders' equity               $ 425,774         $  53,592        $  83,641         $ 563,007
                                                        ==========        ==========       ==========        ==========

         The accompanying notes are an integral part of these pro forma consolidated financial statements.

                                 NCO GROUP, INC.
                   Pro Forma Consolidated Statement of Income
                    For the Three Months Ended March 31, 1999
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                                             Co-Source         Acquisition
                                                                 NCO (2)    Historical (3)     Adjustments        Pro Forma
                                                                 -------    --------------     -----------        ---------

Revenue .....................................................  $ 95,864       $ 15,559              $ -           $ 111,423

Operating costs and expenses:
    Payroll and related expenses ............................    51,060          9,421                -              60,481
    Selling, general and administrative expenses ............    26,915          3,495                -              30,410
    Depreciation and amortization expense ...................     4,419            437              663  (4)          5,519
    Non-recurring acquisiton costs ..........................     4,601              -                -               4,601
                                                               --------      ---------          -------           ---------
         Total operating costs and expenses .................    86,995         13,353              663             101,011
                                                               --------      ---------          -------           ---------
Income (loss) from operations ...............................     8,869          2,206             (663)             10,412

Other income (expense):
    Interest and investment income ..........................       219            202                -                 421
    Interest expense ........................................    (2,999)          (706)          (1,534) (5)         (5,239)
                                                               --------      ---------          -------           ---------
                                                                 (2,780)          (504)          (1,534)             (4,818)
                                                               --------      ---------          -------           ---------
Income (loss) before provision for income taxes .............     6,089          1,702           (2,197)              5,594

Income tax expense (benefit) ................................     3,583            658             (646) (6)          3,595
                                                               --------      ---------          -------           ---------

Net  income (loss) ..........................................     2,506          1,044           (1,551)              1,999

Accretion of preferred stock to
  to redemption value .......................................      (377)             -                -                (377)
                                                               --------      ---------          -------           ---------

Net  income (loss) applicable to
  common shareholders .......................................   $ 2,129        $ 1,044         $ (1,551)            $ 1,622
                                                               ========      =========          =======           =========

Net income per share:
    Basic ...................................................    $ 0.10                                              $ 0.08
    Diluted .................................................    $ 0.10                                              $ 0.07

Weighted average shares outstanding:
    Basic ...................................................    21,440                                              21,440
    Diluted .................................................    22,476                                              22,546 (7)

                   Pro Forma Consolidated Statement of Income
                      For the Year Ended December 31, 1998
                                   (Unaudited)
                (Amounts in thousands, except per share amounts)

                                                                              1998               Co-Source         Acquisition
                                                            NCO (2)       Acquisitions (8)      Pro Forma (9)      Adjustments
                                                            -------       ----------------      -------------      -----------
Revenue ................................................. $ 229,952        $ 127,570             $ 61,123         $ (4,521)(10)

Operating costs and expenses:
    Payroll and related expenses ........................   119,314           80,824               37,640                -
    Selling, general and administrative expenses ........    66,588           40,850               13,833                -
    Depreciation and amortization expense ...............     9,851           10,074                1,675           (1,662)(11)
                                                          ---------        ---------             --------         --------
         Total operating costs and expenses .............   195,753          131,748               53,148           (1,662)
                                                          ---------        ---------             --------         --------
Income (loss) from operations ...........................    34,199           (4,178)               7,975           (2,859)

Other income (expense):
    Interest and investment income ......................     1,135              147                  503                -
    Interest expense ....................................    (3,858)          (1,223)              (3,536)         (14,914)(12)
                                                          ---------        ---------             --------         --------
                                                             (2,723)          (1,076)              (3,033)         (14,914)
                                                          ---------        ---------             --------         --------
Income (loss) before provision for income taxes .........    31,476           (5,254)               4,942          (17,773)

Income tax expense (benefit) ............................    13,131              881                2,023           (8,720)(13)
                                                          ---------        ---------             --------         --------

Net  income (loss) ......................................    18,345           (6,135)               2,919           (9,053)

Accretion of preferred stock to
  to redemption value ...................................    (1,604)               -                    -                -
                                                          ---------        ---------             --------         --------

Net  income (loss) applicable to
  common shareholders ...................................  $ 16,741         $ (6,135)             $ 2,919         $ (9,053)
                                                          =========        =========             ========         ========


Net income per share:
    Basic ...............................................    $ 0.91
    Diluted .............................................    $ 0.85

Weighted average shares outstanding:
    Basic ...............................................    18,324
    Diluted .............................................    19,758

         The accompanying notes are an integral part of these pro forma consolidated financial statements.

                               [RESTUBBED TABLE]

                                                                                Offering        Pro Forma
                                                              Pro Forma      Adjustments (14)   As Adjusted
                                                              ---------      ----------------   -----------

Revenue ....................................................  $ 414,124          $     -        $ 414,124

Operating costs and expenses:
    Payroll and related expenses ...........................    237,778                -          237,778
    Selling, general and administrative expenses ...........    121,271                -          121,271
    Depreciation and amortization expense ..................     19,938                -           19,938
                                                              ---------          -------        ---------
         Total operating costs and expenses ................    378,987                -          378,987
                                                              ---------          -------        ---------
Income (loss) from operations ..............................     35,137                -           35,137

Other income (expense):
    Interest and investment income .........................      1,785                -            1,785
    Interest expense .......................................    (23,531)           2,435          (21,096)
                                                              ---------          -------        ---------
                                                                (21,746)           2,435          (19,311)
                                                              ---------          -------        ---------
Income (loss) before provision for income taxes ............     13,391            2,435           15,826

Income tax expense (benefit) ...............................      7,315              974            8,289
                                                              ---------          -------        ---------

Net  income (loss) .........................................      6,076            1,461            7,537

Accretion of preferred stock to
  to redemption value ......................................     (1,604)               -           (1,604)
                                                              ---------          -------        ---------

Net  income (loss) applicable to
  common shareholders ......................................    $ 4,472          $ 1,461          $ 5,933
                                                              =========          =======        =========

Net income per share:
    Basic ..................................................    $  0.21                           $  0.24
    Diluted ................................................    $  0.23                           $  0.26

Weighted average shares outstanding:
    Basic ..................................................     21,743                            24,313
    Diluted ................................................     19,828 (7)                        22,398

         The accompanying notes are an integral part of these pro forma consolidated financial statements.

                         Notes to Pro Forma Consolidated
                              Financial Statements
                                   (Unaudited)


(1) Gives effect to the following acquisition related adjustments: (i) the elimination of cash, deferred taxes, debt and other obligations not acquired from Co-Source; (ii) the recognition of goodwill; (iii) the debt borrowed against NCO's credit facility to finance the acquisition of Co-Source; (iv) the warrants issued to finance a portion of the acquisition of Co-Source; (v) the additional deferred financing fees that resulted from the increase in the credit facility to fund the acquisition of Co-Source; and (vi) the accrual of acquisition related expenses. The accrual of acquisition related expenses includes: (i) professional fees related to the acquisition of Co-Source; and (ii) termination costs relating to certain redundant personnel immediately eliminated at the time of the Co-Source acquisition. The Co-Source goodwill will be amortized on a straight-line basis over 40 years. A portion of the Co-Source goodwill is deductible for income tax purposes. The allocation of the purchase price paid for Co-Source is as follows (dollars in thousands):

                                                          Deferred
                                            Co-Source  Financing Fees  Combined
                                           ----------  --------------  --------

Net tangible assets acquired ............. $ (31,608)    $    --      $ (31,608)

Acquisition related adjustments:
  Cash and cash equivalents ..............    (3,974)         --         (3,974)

  Accrued acquisition expenses ...........    (2,700)         --         (2,700)

  Deferred taxes .........................      (751)         --           (751)

  Debt repaid prior to acquisition .......    34,110          --         34,110
  Obligations repaid prior to acquisition      2,200          --          2,200

Goodwill and other intangible assets .....   127,348         3,500      130,848
                                           ---------     ---------    ---------
Consideration paid* ...................... $ 124,625     $   3,500    $ 128,125
                                           =========     =========    =========


     * The consideration paid for Co-Source includes cash of $122.7 million and a warrant to purchase 250,000 shares of NCO common stock valued at approximately $1.9 million.

(2) Reflects the restatement of NCO's historical financial information for the March 31, 1999 acquisition of JDR Holdings, Inc. using the pooling-of-interests method of accounting.

(3) Represents the historical results of operations of Co-Source from January 1, 1999 to March 31, 1999.

(4) Gives effect to the increase in amortization expense assuming the Co-Source acquisition had occurred on January 1, 1999.

(5) Reflects interest expense on borrowings related to the Co-Source acquisition as if it occurred on January 1, 1999. The interest expense was calculated using an estimated interest rate of approximately 7.0% and outstanding debt of $126.2 million.

(6) Adjusts the estimated income tax expense, after giving consideration to non-deductible goodwill expense, as if the Co-Source acquisition occurred on January 1, 1999.

(7) Gives effect to the dilution resulting from the warrants to purchase 250,000 shares of NCO common stock issued to finance a portion of the Co-Source acquisition.

(8) Represents the combined historical results of operations of the 1998 Acquisitions for the periods prior to their acquisition by NCO, as follows (dollars in thousands):

                                                                      Income (Loss)
                                          Date of                         From            Net
          1998 Acquisitions            Acquisition        Revenue      Operations    Income (Loss)
     -------------------------------   -----------      ---------      ----------    ------------

     FCA * .........................      5/5/98        $  19,340       $ (6,895)      $ (7,055)
     MedSource......................      7/1/98           11,028            537
                                                                                           (366)
     MSC............................    11/30/98           97,202          2,180           1,286
                                                         --------       --------       ---------
                                                        $ 127,570       $ (4,178)      $ (6,135)
                                                         ========       ========       =========

     * Includes adjustments required to convert FCA's historical results of operations from January 1, 1998 to May 4, 1998, the period prior to the acquisition, to U.S. GAAP and gives effect to the conversion from Canadian dollars to U.S. dollars, based on the applicable exchange rate.

(9) Represents the pro forma results of operations of Co-Source from January 1, 1998 to December 31, 1998 including adjustments to present the acquisition of International Accounting Systems, Inc. ("IAS") completed by Compass on August 5, 1998, as follows (dollars in thousands):

                                                           Income From         Net
              Co-Source Pro Forma           Revenue        Operations     Income (Loss)
         -------------------------------    ----------     ------------   -------------
         Co-Source  historical .........      $ 57,559          $ 7,854        $ 3,168
         Plus:
           IAS acquisition* ............         3,564               87            103
           Pro forma adjustments**......
                                                     -               34           (352)
                                            ==========       ==========     ==========
                                              $ 61,123          $ 7,975        $ 2,919
                                            ==========       ==========     ==========

         * The acquisition of IAS was accounted for under the purchase method of accounting with the results of the acquired companies included in Co-Source's historical statements of income beginning on the date of acquisition. These adjustments give effect to the acquisition of IAS as if it occurred on January 1, 1998.

         ** Reflects: (i) elimination of expenses for professional fees incurred in connection with the acquisition; (ii) additional amortization expense assuming the IAS acquisition occurred on January 1, 1998; and (ii) additional interest expense on acquisition-related borrowings as if the IAS acquisition had occurred on January 1, 1998.

(10) Gives effect to the reduction of revenue to conform MSC's revenue recognition policy to that of NCO.

(11) Gives effect to: (i) the increase in amortization expense assuming the 1998 Acquisitions and the Co-Source acquisition had occurred on January 1, 1998; and (ii) the elimination of depreciation and amortization expense related to assets revalued or not acquired, as follows (dollars in thousands):

                                               Adjustment     Adjustment        Net
                                                   to             to
                  Acquisition                 Amortization   Depreciation   Adjustment
     ---------------------------------------  -------------  -------------  ------------
     FCA.......................................    $ 684       $ (2,785)       $(2,101)
     MedSource.................................      304           (129)           175
     MSC.......................................   (1,582)          (772)        (2,354)
     Co-Source ................................    2,618              -          2,618
                                               ---------       --------        -------
                                                 $ 2,024        $(3,686)      $(1,662)
                                               =========       ========        =======

(12) Reflects interest expense on borrowings related to the 1998 Acquisitions and the Co-Source acquisition as if they occurred on January 1, 1998. The interest expense was calculated using an estimated interest rate of approximately 7.7% and 7.0%, respectively, and outstanding debt of $211.5 million and $126.2 million, respectively.

(13) Adjusts the estimated income tax expense, after giving consideration to non-deductible goodwill expense, as if the 1998 Acquisitions and the Co-Source acquisition occurred on January 1, 1998.

(14) Reflects the elimination of interest expense on debt assumed to be repaid with a portion of the proceeds from the Company's June 1998 public offering of 4,469,366 shares of common stock, including the 469,366 shares of common stock sold in July 1998 in connection with the underwriters' exercise of the over-allotment option, at a price to the public of $21.50 (the "1998 Offering") as if it occurred on January 1, 1998.

(15) Includes: (i) payroll and related expenses of $6.5 million attributable to certain redundant personnel costs immediately eliminated at the time of the FCA, MedSource and MSC acquisitions; and (ii) rental and related operating costs of $3.4 million attributable to facilities which were closed at the time of the FCA, MedSource and MSC acquisitions. Net income per share - basic and net income per share - diluted would have been $0.49 and $0.53, respectively, on a pro forma basis assuming the acquisitions occurred on January 1, 1998 and those costs had not been incurred.

(16) Gives effect to the issuance of 4,469,366 shares of common stock, including the 469,366 shares of common stock sold in July 1998 in connection with the underwriters' exercise of the over-allotment option, in connection with the 1998 Offering as if it occurred on January 1, 1998.